EXHIBIT 23.1


Independent Auditor's Consent

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Stock Option Incentive Plan, 1991 Non-Statutory Stock Option Plan and the 1992 Non-Employee Director Plan (Commission File No. 33-94524) and on Form S-3 relating to the registration of 1,061,734 shares of common stock, (Commission File No. 33-86292) of our report dated January 20, 1998 with respect to the financial statements of MedAmicus, Inc. included in this Annual Report on Form 10-KSB for the year ended December 31, 1997.


McGladrey & Pullen, LLP



Minneapolis, Minnesota
March 9, 1998